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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  Form 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                              December 3, 2001



                      MATTHEWS INTERNATIONAL CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



           Pennsylvania             0-9115 and 0-24494         25-0644320
   ----------------------------     ------------------        ------------
   (State or other jurisdiction        (Commission           (IRS Employer
        of incorporation)              File Numbers)       Identification No.)



   Two NorthShore Center, Pittsburgh, PA                       15212-5851
  ----------------------------------------                     ----------
  (Address of principal executive offices)                     (Zip Code)



  Registrant's telephone number, including area code:       (412) 442-8200
                                                            --------------



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Item 2.  Acquisition

On December 3, 2001, Matthews International Corporation ("Matthews") completed its merger with The York Group, Inc. ("York"), which Matthews initially announced on May 23, 2001. Matthews merged its wholly-owned subsidiary, Empire Merger Corporation, into York and thereby purchased all outstanding common shares of York. Matthews paid cash of $11.00 per share to York
stockholders of record as of the end of trading on December 3, 2001.    The
purchase price was determined as a result of negotiations between Matthews and York and consisted of $10 cash per share plus an additional $1 cash per share based on the excess cash remaining on York's balance sheet as of October 31, 2001. At December 3, 2001, there were 8,940,950 shares of York common stock outstanding. The transaction was financed by Matthews through a loan under a $125.0 million Revolving Credit Facility with Citizens Bank of Pennsylvania, as Agent; PNC Bank, National Association; National City Bank of Pennsylvania; and Fifth Third Bank.

York is the second leading casket manufacturer in the United States with annual sales of approximately $130 million.

The assets of the business purchased by Matthews were used in the manufacture and sale of wood and metal caskets. Matthews intends to continue the business as a separate business segment. York will operate as a wholly-owned subsidiary of Matthews.

Computershare Trust Company of New York has been appointed to serve as the "Paying Agent." As such, stockholders of York have been advised in writing by the Paying Agent as to the procedure for redeeming their shares.







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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Acquired Business

The financial statements required pursuant to this Item and the requirements of the Securities Exchange Act of 1934 are incorporated by reference:

                                                  Filing Reference
                                                  ----------------
Audited financial statements for the              Form 10-K of The York Group,
year ended December 31, 2000                      Inc. for the year ended
                                                  December 31, 2000

Unaudited financial statements for the            Form 10-Q of The York Group,
nine-month period ended September 30, 2001        Inc. for the quarter ended
                                                  September 30, 2001



(b)  Pro Forma Financial Information

It is impracticable for the Registrant to provide the required pro forma financial information at the time this report is being filed. Pro Forma financial information required pursuant to this Item and the requirements of the Securities Exchange Act of 1934 will be filed by amendment to this Report within 60 days from the filing of this Report as permitted by Item 7(b)(2) of Form 8-K.


(c)  Exhibits

Exhibit
  No.      Description
-------    -----------
10.1	Agreement And Plan Of Merger By And Among Matthews International
          Corporation, Empire Merger Corp. and The York Group, Inc., dated as of May 24, 2001; incorporated by reference to Exhibit No. 10.3 to Form 8-K, dated May 24, 2001.
 99.1      Press Release - Merger



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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MATTHEWS INTERNATIONAL CORPORATION
                                                      (Registrant)


                                       By  Edward J. Boyle
                                           ----------------------------------
                                           Edward J. Boyle
                                           Chief Financial Officer,
                                            Secretary and Treasurer




Date: December 17, 2001